UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2026

YORK SPACE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-43088	39-4190941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6060 S Willow Drive 80111
Greenwood Village, CO

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 537-2655

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	YSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2026, York Space Systems Inc. (the “Company”) announced the appointment of Brian D. Frantz, its Chief Accounting Officer, as Interim Chief Financial Officer, effective August 14, 2026. In his position as Interim Chief Financial Officer, Mr. Frantz will act as the Company’s “principal financial officer” while a formal search process to identify and appoint a permanent Chief Financial Officer is conducted.

Mr. Frantz, age 63, has served as our Chief Accounting Officer since September 2025. From April 2017 to February 2025, Mr. Frantz served as Senior Vice President, Chief Accounting Officer and Treasurer of Summit Materials, Inc., a public company specializing in the production of aggregates and cement. Mr. Frantz served as Interim Chief Financial Officer of Intrepid Potash, Inc., a public company focused on delivering potassium, magnesium, sulfur, salt, and water products, from August 2014 to June 2015. He also served as Intrepid Potash, Inc.’s Controller and Chief Accounting Officer from July 2010 to February 2012, Vice President-Finance from February 2012 to August 2014 and Senior Vice President and Chief Accounting Officer from July 2015 to April 2017. From October 2008 to July 2010, Mr. Frantz served as Chief Financial Officer of Honnen Equipment Company, a private company specializing in selling and leasing construction equipment. Prior to that, Mr. Frantz served as Chief Financial Officer of DWF Wholesale Florists Company, a national wholesale florist and held various positions at RE/MAX International, Inc., a private company engaged in the franchising of real estate brokerage businesses, most recently as Senior Vice President and Chief Financial Officer. Mr. Frantz began his career with Arthur Andersen LLP.

Mr. Frantz’s base salary will be increased by $9,000 per month to a total of $36,000 per month during his service as Interim Chief Financial Officer. There are no arrangements or understandings between Mr. Frantz and any other person pursuant to which Mr. Frantz was appointed as Interim Chief Financial Officer. There are no family relationships between Mr. Frantz and any director or executive officer of the Company. There are no current or proposed transactions in which Mr. Frantz has or will have a direct or indirect material interest and in which the Company is or will be a participant that requires disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Frantz will replace Kevin Messerle, who notified the Company of his departure on July 30, 2026, and will remain in the role of Chief Financial Officer through the filing of the Company’s Quarterly Report on Form 10-Q for the second quarter of 2026 scheduled for August 13, 2026. Mr. Messerle is pursuing an opportunity outside the space industry and his departure is not the result of any disagreement on any matter relating to the Company’s operations, policies or practices. The Company wishes him well in his next chapter and thanks him for his contributions.

7.01. Regulation FD Disclosure.

On August 5, 2026, the Company issued a press release with respect to Mr. Frantz’s appointment as Interim Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including the press release incorporated into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YORK SPACE SYSTEMS INC.

Date: August 5, 2026
By: /s/ Monica J. Palko
Name: Monica J. Palko
Title: Chief Legal & Administrative Officer